UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, upon the recommendation of our Compensation Committee, our Board of Directors approved amendments to our 2010 Stock Option and Incentive Plan, or our 2010 Plan. The amendments provide for “double trigger” acceleration of awards granted on or after April 23, 2015 to employees and directors, unless otherwise provided in an award agreement or another agreement with the recipient. Under the amended terms of the 2010 Plan, an employee’s or director’s stock options and stock appreciation rights granted after April 23, 2015 will automatically become fully exercisable, and conditions and restrictions on restricted stock awards, restricted stock units and performance share awards granted after that date will be removed, upon the termination of the holder’s employment by us without cause (as defined in the 2010 Plan) or by the holder with good reason (as defined in the 2010 Plan) (or, in the case of a director, the termination of his or her service as a director for any reason) within one year after a change of control of Alere (as defined in the 2010 Plan). However, if no provision is made for the assumption, continuation or substitution of such awards under the 2010 Plan upon a change of control, then such awards will accelerate upon the change of control, as the 2010 Plan currently provides for awards granted before April 23, 2015.

The amendments to the 2010 Plan clarify that neither stock options nor stock appreciation rights can be repriced, including by means of cancellation in exchange for cash, without shareholder approval. The amendments also clarify that any shares we repurchase with the proceeds from the exercise of stock options will not be added back to the pool of shares available for issuance under the 2010 Plan. Further, the amendments repeal provisions authorizing us to make loans under the plan to recipients of awards or to issue shares for promissory notes.

The amendments to the 2010 Plan also reduced the maximum number of shares of our common stock underlying awards for our which the plan administrator may accelerate exercisability or vesting, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause (as defined in the 2010 Plan)), or a change of control (as defined in the 2010 Plan), together with the number of unrestricted stock awards issued under the 2010 Plan, from ten percent to five percent of the maximum number of shares reserved and available for issuance under the 2010 Plan.

The foregoing summary of the amendments to our 2010 Plan is qualified in its entirety by reference to the to the 2010 Plan, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Alere Inc. 2010 Stock Option and Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: April 29, 2015	By:	/s/ Jay McNamara
	Name:	Jay McNamara
	Title:	Senior Counsel, Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alere Inc. 2010 Stock Option and Incentive Plan, as amended